Exhibit a(4)

DOMINI SOCIAL TRUST

Amendment

to Declaration of Trust

August 1, 2006

The undersigned, constituting at least a majority of the Trustees of the Trust named above and acting pursuant to the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of the Declaration of Trust, the following amendments to the Declaration of Trust has been duly adopted by at least a majority of the Trustees of the Trust, effective as of August 1, 2006:

The Establishment and Designation of Series of Beneficial Interests attached as Appendix B has been duly adopted by the Trustees of the Trust pursuant to Section 6.8 of the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

/s/ Amy L. Domini Amy L. Domini, as Trustee and not individually	/s/ Karen Paul Karen Paul, as Trustee and not individually
/s/ Julie Elizabeth Harris Julie Elizabeth Harris, as Trustee and not individually	/s/ Gregory A. Ratliff Gregory A. Ratliff, as Trustee and not individually
/s/ Kirsten S. Moy Kirsten S. Moy, as Trustee and not individually	/s/ John L. Shields John L. Shields, as Trustee and not individually
/s/ William C. Osborn William C. Osborn, as Trustee and not individually

Appendix B

Amended and Restated

Establishment and

Designation of Series of

Beneficial Interests

The Trustees of the Domini Social Trust (the "Trust"), acting pursuant to the Trust's Second Amended and Restated Declaration of Trust, as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time, the "Declaration"), do hereby amend and restate the existing Establishment and Designation of Series of Beneficial Interests appended as Appendix B to the Declaration in order to establish and designate the "Domini PacAsia Social Equity Trust" and the “Domini EuroPacific Social Equity Trust” as additional Series having the following special and relative rights:

1.	The previously established and designated Series are:

Domini Social Equity Trust
Domini European Social Equity Trust

The additional Series established and designated hereby are:

Domini PacAsia Social Equity Trust
Domini EuroPacific Social Equity Trust

2.           Each Series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Investment Company Act of 1940 to the extent pertaining to the Series. An Interest in a Series shall be redeemable as provided in the Declaration. The proceeds of sales of Interests of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Series, unless otherwise required by law.

3.           Investors in each Series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each Series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

4.           The assets and liabilities of the Trust shall be allocated among each Series and any series of the Trust designated in the future as set forth in Section 6.7 of the Declaration.

5.           Subject to the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Series, or otherwise to change the special and relative rights of each Series.

6.           Any Series may be terminated by the Trustees at any time in accordance with the Declaration.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of August 1, 2006.

/s/ Amy L. Domini Amy L. Domini, as Trustee and not individually	/s/ Karen Paul Karen Paul, as Trustee and not individually
/s/ Julie Elizabeth Harris Julie Elizabeth Harris, as Trustee and not individually	/s/ Gregory A. Ratliff Gregory A. Ratliff, as Trustee and not individually
/s/ Kirsten S. Moy Kirsten S. Moy, as Trustee and not individually	/s/ John L. Shields John L. Shields, as Trustee and not individually
/s/ William C. Osborn William C. Osborn, as Trustee and not individually